Exhibit 10.15
AGREEMENT BETWEEN ONVIA, INC.
AND BILL & MELINDA GATES FOUNDATION

This Agreement is made effective as of the 31st day of July, 2007, by and between Onvia, Inc. (“Onvia”) and the Bill & Melinda Gates Foundation (“Foundation”). Onvia and Foundation have previously entered into separate leases for premises in the building located at 1260 Mercer Street, in Seattle, WA. Onvia’s lease is dated February 8, 2000, as amended by Amendment No. 1 to Office Lease Agreement dated January 31, 2001 and as further amended by Amendment No. 2 to Office Lease Agreement dated [September 7, 2006] (collectively, the “Onvia Lease”), with the premises thereunder being comprised of a portion of the first floor, all of the rentable area on the third floor and the Plaza Building (approximately 29,785 square feet total) all as identified in the drawing attached hereto as Exhibit A (collectively the “Onvia Premises”). Foundation’s lease is dated August 30, 2006 as amended by that certain Amendment No. 1 to Office Lease Agreement dated March 9, 2007 (collectively, the “Foundation Lease”). Foundation desires to expand the Foundation Lease to include the Onvia Premises and Onvia is prepared to move from the Onvia Premises, allowing Onvia and the landlord to terminate the Onvia Lease to allow Foundation to add the Onvia Premises to the Foundation Lease, subject to the terms and conditions set forth herein. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Onvia hereby agrees to move from the Onvia Premises, subject to the conditions set forth herein. The parties agree that the “Transition Date” shall occur no later than June 1, 2008. Onvia shall provide Foundation with thirty (30) days prior written notice before the contemplated Transition Date. Onvia shall deliver the Onvia Premises on the transition Date in a “broom clean” condition. Onvia shall not be responsible to repair of “normal wear and tear” to the Onvia Premises.

2. On a date that is at least ten (10) days prior to the Transition Date, but in any event no later than May 1, 2008, Onvia and Foundation shall jointly execute and deliver to the landlord under the Onvia Lease a letter substantially in the form attached hereto as Exhibit B (“Notice Letter”). Under the terms of a separate agreement (“Tri-Party Agreement”) entered into of even date herewith by and among Onvia, Foundation and Blume Mercer Limited Partnership (the “Landlord”), the delivery of the Notice Letter to the Landlord and Landlord’s lender’s consent to the Collateral Agreements (as that term is defined in the Tri-Party Agreement) will effect a termination of the Onvia Lease pursuant to a separate lease termination agreement of even date herewith entered into between Onvia and the Landlord, as well as an amendment to the Foundation Lease entered into between Foundation and the Landlord.

3. In the event of a breach or default by either party hereunder, the non-defaulting party shall be entitled to specific performance. In the event either party brings an action to enforce the terms of this Agreement, the substantially prevailing party in such action shall be entitled to recover from the other party an award of its reasonable attorneys fees and costs related thereto.

4. The parties agree to cooperate in good faith and to use reasonably commercial efforts to timely accomplish all of the foregoing.

5. Foundation shall be solely responsible for the payment of the following brokerage fees and commissions due in connection with this transaction (including this Agreement, the Lease Termination Agreement and the Amendment to the Foundation Lease) to both the Foundation’s broker, Kinzer Real Estate Services (a commission equal to $1.00 per square foot per year) and Onvia’s broker, The Staubach Company (a commission equal to $0.50 per square foot per year), with such commissions being prorated for any period shorter than one year. The commission calculations shall be based on the number of months from the Transition Date through April 30, 2010, which is the end of the Onvia Lease Term.

6. Rent. In the event the Transition Date is not the last day of a calendar month, Foundation and Onvia shall allocate between them rent (including basic rent, additional rent and parking) prepaid for the month in which the Transition Date occurs. Such allocation shall be on a prorata basis based on the number of days before the Transition Date and the number of days from the Transition Date through the end of the month.

7. All notices, requests and demands to be given hereunder shall be in writing, sent by (i) certified mail, return receipt requested, postage prepaid; or (ii) recognized overnight courier service; or (iii) by facsimile, to the parties at their respective addresses or facsimile numbers set forth below, provided, however, that if such notice is given by facsimile, an original counterpart of such notice shall concurrently be sent in either the manner specified in clause (i) or (ii) above, at the addresses set forth below.

8. Each party covenants and agrees to treat this Agreement, its terms and subject matter as confidential, and neither party shall disclose the same to any third party except as may be necessary and appropriate in order to consummate the transactions contemplated hereunder.

9. Foundation hereby represents and warrants to Onvia that: Foundation is duly organized and validly existing under the laws of the State of Washington, is authorized to consummate the transactions and fulfill all of its obligations hereunder and has all necessary power to execute and deliver this Agreement and to perform all of Foundation’s obligations hereunder; and this Agreement has been duly authorized by all requisite corporate action on the part of Foundation and are the valid and legally binding obligations of Foundation.

10. Onvia hereby represents and warrants to Foundation that: Onvia is duly organized, validly existing and in good standing under the laws of the State of Delaware, is authorized to consummate the transactions and fulfill all of its obligations hereunder and has all necessary power to execute and deliver this Agreement and to perform all of Onvia’s obligations hereunder; and this Agreement has been duly authorized by all requisite corporate action on the part of Onvia and are the valid and legally binding obligations of Onvia.

Signatures appear on the next page.

Dated as of the date first appearing above.

ONVIA, INC.

By _______________________________
Its _______________________________
Address:
_________________________
_________________________
Attention: ________________
Fax No.: (___) __________

BILL & MELINDA GATES FOUNDATION

By _______________________________
Alexander Friedman, Chief Financial Officer
Address:
1551 Eastlake Avenue East
PO Box 23350
Seattle, WA 98102
Attention: Site Operations Manager
Fax No.: (206) 709-3180

State of Washington
County of King

I certify that I know or have satisfactory evidence that ____________________ is the person who appeared before me, and said person acknowledged that (he/she) signed this instrument, on oath stated that (he/she) was authorized to execute the instrument and acknowledged it as the ______________ of Onvia, Inc. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated: ______________

Notary Public

[Seal or Stamp]
[Printed Name]
My appointment expires __________

State of Washington
County of King

I certify that I know or have satisfactory evidence that Cheryl Scott is the person who appeared before me, and said person acknowledged that she signed this instrument, on oath stated that she was authorized to execute the instrument and acknowledged it as the Chief Operating Officer of the Bill & Melinda Gates Foundation to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated: ______________

Notary Public

[Seal or Stamp]
[Printed Name]
My appointment expires __________

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EXHIBIT A

EXHIBIT B

________________, 2007

The Blume Company
1100 NE 45th Street, Suite 500
Seattle, WA 98105
Attn: Gregory G. Blume

Gentlemen:

This letter serves as Notice pursuant to that certain Stage III Tri-Party Agreement dated __________ __, 2007 by and between Blume Yale Limited Partnership (“Landlord”); Onvia, Inc. (“Onvia”); and the Bill & Melinda Gates Foundation (“Foundation”). This letter is the “Stage III Transition Notice” described in Section 2 of the referenced Stage III Tri-Party Agreement.

Pursuant to the Stage III Tri-Party Agreement, you are hereby notified that the Stage III Transition Date (as defined in the Stage III Tri-Party Agreement) is __________, 200_.

BILL & MELINDA GATES FOUNDATION By _______________________________ Cheryl Scott, Chief Operating Officer	ONVIA, INC. By _______________________________ Its _______________________________